Exhibit 99.1

Press Release

For Release:	For More Information Contact:
October 23, 2014	Patrick Oakes, Executive Vice President and Chief Financial Officer
919.627.6366, poakes@square1bank.com

SQUARE 1 FINANCIAL REPORTS THIRD QUARTER 2014 RESULTS
Durham, NC, October 23, 2014 - Square 1 Financial, Inc. (Nasdaq: SQBK) today announced results for the quarter ended September 30, 2014.
Consolidated net income available to common shareholders for the third quarter of 2014 was $8.8 million, or $0.29 per diluted share, compared to $6.9 million, or $0.29 per diluted share, for the third quarter of 2013 and $8.1 million, or $0.27 per diluted share, for the second quarter of 2014. “Continued growth in loans and deposits, combined with a decrease in our loan loss provision, resulted in another quarter of strong profitability,” said Douglas H. Bowers, President and Chief Executive Officer of Square 1 Financial. “We remain focused on executing our strategy to provide the best banking services to our clients in the innovation economy.”

Third Quarter Highlights
Highlights of the third quarter of 2014 include:

•	Increase in net income available to common shareholders of $1.8 million, or 26.7%, compared to the third quarter of 2013, and $0.7 million, or 8.7%, compared to the second quarter of 2014.

•	Return on average common equity of 12.01% and return on average assets of 1.22%.

•	Tangible book value per share of $10.23 as of September 30, 2014.

•
Average on-balance sheet deposits grew $633.2 million, or 33.3%, compared to the third quarter of 2013, and increased $174.7 million, or 7.4%, compared to the second quarter of 2014. Average client investment funds grew $488.2 million, or 110.0%, compared to the third quarter of 2013, and grew $181.8 million, or 24.2%, compared to the second quarter of 2014.

•
Average loan balances grew $280.2 million, or 29.7%, to $1.2 billion, and period-end loans increased $252.6 million, or 24.8%, compared to the third quarter of 2013. Average loans grew $104.0 million, or 9.3%, while period-end loans increased $119.8 million, or 10.4%, compared to the second quarter of 2014.

•
Net loan charge-offs were $1.2 million, or 0.40%, of average loans (annualized) for the third quarter of 2014 and were $4.2 million, or 0.49%, for the nine months ended September 30, 2014. Provision for loan losses expense decreased $0.7 million compared to the second quarter of 2014.

•	Net interest margin decreased to 4.00% from 4.03% for the second quarter of 2014.

•	Third quarter 2014 core banking noninterest income increased $0.6 million, or 16.7%, to $4.3 million from $3.7 million in the second quarter of 2014.
Earnings Summary
The increase in net income available to common shareholders compared to the third quarter of 2013 resulted from a $7.1 million increase in net interest income, partially offset by a $1.2 million decrease in noninterest income and a $3.2 million increase in noninterest expense.

The increase in net income available to common shareholders compared to the second quarter of 2014 was due primarily to a $1.9 million increase in net interest income, partially offset by a $0.8 million decrease in noninterest income and a $0.2 million increase in noninterest expense.
Consolidated net income available to common shareholders for the nine months ended September 30, 2014 was $24.6 million, or $0.87 per diluted share, compared to $15.3 million, or $0.64 per diluted share, for the nine months ended September 30, 2013.
Net Interest Income and Margin (Fully Tax Equivalent Basis)
The information set forth below contains certain financial information determined by methods other than in accordance with GAAP. Net interest income and the net interest margin are presented on a fully taxable equivalent basis based on the federal statutory rate of 35% to consistently reflect income from taxable loans and securities and tax-exempt securities. See "Non-GAAP Financial Measures" section for a reconciliation of these non-GAAP measures to their most comparable GAAP measures.
For the third quarter of 2014, net interest income increased $7.3 million, or 35.4%, to $27.9 million compared to the third quarter of 2013. The increase in net interest income was primarily the result of our continued success in growing our loan portfolio and our low cost deposits, along with higher balances and yields on our investment portfolio. The increase in interest income included a $4.4 million, or 29.3%, increase in interest income on loans and a $2.7 million, or 45.7%, increase in interest income on securities. Deposit growth of $633.2 million, or 33.3%, supported a 29.7% increase in the average balance of our loan portfolio and a 37.1% increase in the average balance of our investment securities portfolio.
Net interest income for the third quarter of 2014 increased $2.0 million compared to the second quarter of 2014, primarily driven by an increase in loan interest income of $1.6 million and an increase in investment interest income of $0.4 million from higher average balances, partially offset by a lower yield. Deposit growth of $174.7 million, or 7.4%, and lower average cash balances supported a 9.3% increase in the average balance of our loan portfolio and a 10.9% increase in the average balance of our investment securities portfolio.
For the third quarter of 2014 our net interest margin increased to 4.00% from 3.95% versus the same period in the prior year. This increase was due largely to lower premium amortization on agency mortgage-backed securities resulting from slower prepayments. For the third quarter of 2014, our net interest margin decreased to 4.00% from 4.03% for the second quarter of 2014. This decrease was largely due to the impact of slightly higher premium amortization on agency mortgage-backed securities resulting from faster prepayments and a decrease in the yield earned on our loan portfolio, partially offset by lower cash balances.
Noninterest Income
Noninterest income for the third quarter of 2014 was $5.5 million, a decrease of $1.2 million, or 17.8%, compared to the third quarter of 2013, and a decrease of $0.8 million compared to the second quarter of 2014. The decrease in noninterest income compared to the third quarter of 2013 was primarily driven by a $1.2 million decrease in income from our venture capital fund investments due to unrealized losses. Core banking noninterest income within noninterest income for the third quarter of 2014 was $4.3 million, an increase of $0.9 million, or 26.8%, compared to the third quarter of 2013, and an increase of $0.6 million, or 16.7%, compared to the second quarter of 2014, primarily driven by higher foreign exchange fee income and higher credit card and merchant income.
The $0.8 million decrease in noninterest income compared to the second quarter of 2014 was primarily driven by a $1.7 million decrease in income from our venture capital fund investments due to unrealized losses, and a $0.2 million net loss on the sale of securities in the third quarter of 2014. The $0.2 million net loss on the sale of securities in the third quarter of 2014 was primarily related to the sale of equity securities held in our investment portfolio that we obtained in two public companies through the exercise of warrants. These decreases were partially offset by warrant income of $0.7 million compared to warrant income of $21 thousand for the second quarter of 2014, and a $0.4 million increase in foreign exchange fee income.
Quarterly results from our venture capital fund investments are not indicative of annual results as income from venture capital fund investments was $1.2 million for the nine months ended September 30, 2014 compared to $1.0 million for the nine months ended September 30, 2013. The increase in foreign exchange fee income reflects the expanding geographic footprint of our clients, and our ability to cross-sell our banking services. Additionally, foreign exchange fee income fluctuates based on our customers' needs for foreign currency-based transactions and third quarter of 2014 reflects certain large transactions, which may not occur in future periods.

Warrant income was $0.7 million in the third quarter of 2014, compared to warrant income of $0.9 million in the third quarter of 2013 and warrant income of $21 thousand in the second quarter of 2014. Warrant income is largely driven by changes in the fair value of our equity warrant assets and successful liquidity events, including IPOs, for the clients in which we had taken warrant positions. These variances demonstrate the volatility of this income which is created, in part, by the erratic nature of public equity markets and their receptivity to IPOs. Equity securities received upon the exercise of warrants are either sold or are held as equity securities within our investment portfolio, if subject to a lock-up period. The increase in warrant income compared to the second quarter of 2014 was primarily due to higher income from warrants in one client that conducted an IPO during the third quarter of 2014. At September 30, 2014, the valuation of our remaining warrants held was $4.1 million held in 451 companies, which included $0.1 million held in five publicly traded companies.
Noninterest Expense
Noninterest expense for the third quarter of 2014 increased $3.2 million, or 23.3%, compared to the third quarter of 2013, and increased $0.2 million compared to the second quarter of 2014. The increase compared to the third quarter of 2013 was primarily due to $2.2 million higher personnel expenses in the third quarter of 2014, driven by an increase of 27 full-time equivalent employees and higher incentive compensation expense. The $0.2 million increase compared to the second quarter of 2014 primarily resulted from increases in professional and data processing fees due to company growth.
Loans and Credit Quality
Average loans grew $280.2 million, or 29.7%, to $1.2 billion and period-end loans increased $252.6 million, or 24.8%, compared to the third quarter of 2013. Average loans grew $104.0 million, or 9.3%, while period-end loans increased $119.8 million, or 10.4%, compared to the second quarter of 2014. The increase in commercial loans occurred in all our major client industry segments. Period-end loans to venture firms increased $37.7 million, while total loans to venture-backed companies, including life sciences, technology and asset-based loans were up $73.0 million, or 7.6%, at September 30, 2014 compared to June 30, 2014.
At September 30, 2014, nonperforming loans totaled $11.8 million, or 0.93%, of total loans compared to $13.6 million, or 1.32%, of total loans for the third quarter of 2013 and $12.3 million, or 1.07%, of total loans for the second quarter of 2014. The allowance for loan losses to nonperforming loans at September 30, 2014, was 193.38%, compared to 134.56% at September 30, 2013 and 175.54% at June 30, 2014. Net loan charge-offs were $1.2 million, or 0.40%, of average loans (annualized) for the third quarter of 2014 compared to net loan charge-offs of $3.0 million, or 1.25%, of average loans (annualized) for the third quarter of 2013 and $0.7 million, or 0.25%, of average loans (annualized) for the second quarter of 2014.
Investments
Average investments grew $374.9 million, or 37.1%, compared to the third quarter of 2013 and grew $136.5 million, or 10.9%, compared to the second quarter of 2014 as a result of strong deposit growth. Our available-for-sale securities portfolio totaled $1.2 billion at September 30, 2014, an increase of $93.2 million, or 8.5%, compared to $1.1 billion at June 30, 2014. Our held to maturity securities portfolio had an amortized cost of $278.1 million at September 30, 2014, an increase of $67.9 million, or 32.3%, compared to $210.2 million at June 30, 2014.
Deposits and Client Investment Funds
Average on-balance sheet deposits grew $633.2 million, or 33.3%, to $2.5 billion, compared to the third quarter of 2013 and increased $174.7 million, or 7.4%, compared to the second quarter of 2014. Our September 30, 2014 period-end deposits increased $804.1 million, or 43.1%, to $2.7 billion from September 30, 2013, and increased $223.3 million, or 9.1%, from June 30, 2014. This increase was primarily due to growth of our client base and a continued strong funding environment for venture-backed firms. Our period-end noninterest-bearing deposits increased $147.8 million, or 9.4%, and our interest-bearing deposits increased $75.5 million, or 8.6%, during the third quarter of 2014. Average interest-bearing deposits grew $40.9 million compared to the second quarter of 2014 and increased $118.8 million compared to the third quarter of 2013. Despite the increase in deposits, average cost of deposits of 0.02%, 0.02% and 0.04% for the third quarter of 2014, the second quarter of 2014 and the third quarter of 2013, respectively, yielded interest expense on deposits of $0.1 million, $0.1 million and $0.2 million for the same periods, respectively.
Average off-balance sheet client investment funds grew $488.2 million, or 110.0%, to $931.8 million, compared to the third quarter of 2013, and grew $181.8 million, or 24.2%, compared to the second quarter of 2014. Our period-end client investment funds increased to $957.6 million for the third quarter of 2014 from $460.1 million for the third quarter of 2013, an increase of 108.1%, and from $780.0 million for the second quarter of 2014, an increase of 22.8%, as our clients took advantage of alternative cash investment vehicles offered by Square 1 Asset Management, our registered investment adviser subsidiary.

Square 1 Asset Management offers customized solutions that are tailored to meet the unique corporate cash management needs of entrepreneurial companies and venture firms.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: (i) market and economic conditions (including interest rate environment, levels of public offerings, mergers and acquisitions and venture capital financing activities) and the associated impact on us; (ii) the sufficiency of our capital, including sources of capital (such as funds generated through retained earnings) and the extent to which capital may be used or required; (iii) our overall investment plans, strategies and activities, including our investment of excess cash/liquidity; (iv) operational, liquidity and credit risks associated with our business; (v) deterioration of our asset quality; (vi) our overall management of interest rate risk; (vii) our ability to execute our strategy and to achieve organic loan and deposit growth; (viii) increased competition in the financial services industry, nationally, regionally or locally, which may adversely affect pricing and terms; (ix) the adequacy of reserves (including allowance for loan and lease losses) and the appropriateness of our methodology for calculating such reserves; (x) volatility and direction of market interest rates; (xi) changes in the regulatory or legal environment; and (xii) other factors that are discussed in the section titled “Risk Factors,” in our registration statement on Form S-1/A, filed with the Securities and Exchange Commission and effective as of March 26, 2014.
The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Any forward-looking statement speaks only as of the date on which it is made, and we do not intend, or undertake any obligation to publicly update these forward-looking statements.
Earnings Conference Call
The Company will host a conference call at 10:30 a.m. EDT on Thursday, October 23, 2014, to discuss the financial results for the quarter ended September 30, 2014. Individuals wishing to participate in the conference call may do so by dialing 877.359.9508 from the United States, or 224.357.2393 from outside the United States, and entering Conference ID 15998084. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.square1financial.com. A replay of the call will be available on the Company's website for 90 days beginning on Thursday, October 23, 2014.
About Square 1 Financial
Square 1 Financial is a financial services company focused primarily on serving entrepreneurs and their investors. Square 1 Financial (Nasdaq: SQBK) is headquartered in Durham, North Carolina with twelve loan production offices located in key innovation hubs across the United States. Through Square 1 Bank, which was formed by experienced venture bankers, commercial bankers and entrepreneurs, we offer a full range of banking and financial products focused on the entrepreneurial community and their venture capital and private equity investors. Since inception, we have operated as a highly-focused venture bank and have provided a broad range of financial services to entrepreneurs, growing entrepreneurial companies and the venture capital and private equity communities. We provide banking services to our clients, including venture, commercial and international banking services, asset-based lending programs, and SBA and USDA commercial and real estate loan programs. We also provide investment advisory and asset management services to our clients through Square 1 Asset Management, a subsidiary of Square 1 Bank. More information can be found at www.square1financial.com.

SQUARE 1 FINANCIAL, INC.
Summary Financial Information

	At or For the
	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Performance Ratios:
Return on average assets	1.22%	1.22%	1.29%	1.25%	1.02%
Return on average common equity	12.01	11.74	15.66	13.01	11.56
Net interest margin(1)	4.00	4.03	3.95	4.04	3.89
Efficiency ratio(2)	49.79	51.29	49.85	50.55	54.54

Per Share Data:
Net income (loss) per basic common share	$0.31	$0.28	$0.29	$0.91	$0.65
Net income (loss) per diluted common share	0.29	0.27	0.29	0.87	0.64
Book value per common share	10.25	9.91	7.55	10.25	7.55
Tangible book value per common share	10.23	9.88	7.55	10.23	7.55

Capital Ratios (consolidated):
Tier 1 leverage capital(4)	10.05%	10.42%	9.02%	10.05%	9.02%
Tier 1 risk-based capital(4)	13.69	14.70	11.68	13.69	11.68
Total risk-based capital(4)	14.84	15.88	12.79	14.84	12.79
Total shareholders’ equity to assets	9.85	10.35	8.43	9.85	8.43
Tangible common equity to tangible assets(3)	9.83	10.33	8.20	9.83	8.20

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.79%	1.87%	1.78%	1.79%	1.78%
Allowance for loan losses as a percent of nonperforming loans	193.38	175.54	134.56	193.38	134.56
Net charge-offs to average outstanding loans (annualized)	0.40	0.25	1.25	0.49	0.78
Nonperforming loans as a percent of total loans	0.93	1.07	1.32	0.93	1.32
Nonperforming assets as a percent of total assets	0.39	0.45	0.63	0.39	0.63

Other Ratios and Statistics:
Average loans, net of unearned income, to average deposits	48.3%	47.5%	49.7%	48.4%	49.1%
Period-end full-time equivalent employees	253	245	219	253	219
Average outstanding shares—basic	28,681	28,333	23,501	26,931	23,496
Average outstanding shares—diluted	29,771	29,664	23,863	28,435	23,822
Period-end outstanding shares—basic	28,701	28,640	23,501	28,701	23,501
Period-end outstanding shares—diluted	29,819	29,841	23,890	29,819	23,890

Financial Condition Data:
Average total assets	$2,838,269	$2,644,511	$2,123,359	$2,620,684	$1,991,599
Average cash and cash equivalents	157,129	223,988	112,915	166,987	128,721
Average investment securities - available-for-sale	1,133,467	1,054,438	887,213	1,052,298	850,264
Average investment securities - held-to-maturity	252,289	194,781	123,628	204,292	90,236
Average loans, net of unearned income	1,223,906	1,119,867	943,696	1,138,097	872,873
Average on-balance sheet deposits	2,533,778	2,359,042	1,900,576	2,349,180	1,776,530
Average total client investment funds	931,780	749,976	443,612	771,705	405,311
Average total shareholders' equity	289,021	275,014	179,958	254,401	181,319

(1)	Represents net interest income as a percent of average interest-earning assets.

(2)
Represents noninterest expense divided by the sum of net interest income and other income, excluding gains or losses on the impairment and sale of securities. Efficiency ratio, as calculated, is a non-GAAP financial measure. See “Non-GAAP Financial Measures.”

(3)
Tangible common equity to tangible assets is a non-GAAP financial measure. Tangible common equity is computed as total shareholders’ equity, excluding preferred stock, less intangible assets. Tangible assets are calculated as total assets less intangible assets. We believe that the most directly comparable GAAP financial measure is total shareholders’ equity to assets. See “Non-GAAP Financial Measures.”

(4)	Tier 1 leverage capital ratio, Tier 1 risk-based capital ratio and Total risk-based capital ratio for September 30, 2014 are estimates.

SQUARE 1 FINANCIAL, INC.
Interim Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	September 30, 2014	June 30, 2014	September 30, 2013
Assets
Cash and cash equivalents	$175,606	$231,192	$54,063
Investment in time deposits	1,250	1,250	1,250
Investment securities—available for sale, at fair value	1,186,887	1,093,684	898,931
Investment securities—held to maturity, at amortized cost	278,121	210,236	125,473
Loans, net of unearned income of $7.3 million, $5.5 million and $4.9 million	1,271,457	1,151,616	1,018,838
Less allowance for loan losses	(22,816)	(21,556)	(18,093)
Net loans	1,248,641	1,130,060	1,000,745
Premises and equipment, net	3,723	3,502	2,695
Deferred income tax assets, net	10,142	11,165	16,431
Bank owned life insurance	50,278	34,948	31,404
Intangible assets	1,770	1,922	1,196
Other receivables	3,619	4,648	5,628
Warrant valuation	4,089	4,747	5,218
Prepaid expenses	1,690	1,804	1,392
Accrued interest receivable and other assets	22,370	12,366	19,026
Total assets	$2,988,186	$2,741,524	$2,163,452
Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest-bearing	$1,712,674	$1,564,856	$1,157,986
Demand, interest-bearing	164,859	107,300	73,176
Money market deposit accounts	774,405	742,103	606,215
Time deposits	16,507	30,906	27,012
Total deposits	2,668,445	2,445,165	1,864,389
Borrowings and repurchase agreements	—	—	100,605
Junior subordinated debt	—	—	6,205
Accrued interest payable and other liabilities	25,539	12,663	9,840
Total liabilities	$2,693,984	$2,457,828	$1,981,039
Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, $.01 par value; 10,000,000 shares authorized, 0 shares, 0 shares and 5,000 shares issued and outstanding, respectively	—	—	—
Common stock, $.01 par value; 70,000,000, 45,000,000 and 45,000,000 shares authorized, 28,700,825 shares, 28,640,126 shares and 23,501,263 shares issued and outstanding, respectively	287	286	235
Additional paid in capital	251,841	250,973	183,211
Accumulated other comprehensive income (loss)	8,193	7,308	(3,448)
Retained earnings	33,881	25,129	2,415
Total shareholders’ equity	294,202	283,696	182,413
Total liabilities and shareholders’ equity	$2,988,186	$2,741,524	$2,163,452

SQUARE 1 FINANCIAL, INC.
Interim Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Interest income:
Loans including fees on loans	$19,326	$17,720	$14,949	$53,448	$41,575
Investment securities	7,528	7,218	4,993	21,079	13,266
Federal funds and other short-term investments	104	137	78	305	233
Total interest income	26,958	25,075	20,020	74,832	55,074
Interest expense:
Deposits	150	143	182	423	476
Borrowings and repurchase agreements	—	—	6	4	30
Junior subordinated debt	—	56	158	215	475
Total interest expense	150	199	346	642	981
Net interest income	26,808	24,876	19,674	74,190	54,093
Provision for loan losses	2,500	3,150	2,850	8,614	9,340
Net interest income after provision for loan losses	24,308	21,726	16,824	65,576	44,753
Noninterest income:
Service charges and fees	1,150	1,126	1,069	3,345	3,020
Foreign exchange fees	1,792	1,363	1,270	4,795	3,635
Credit card and merchant income	914	765	605	2,314	1,787
Investment impairment	—	—	(782)	(43)	(1,525)
Net (loss) gain on securities	(235)	38	847	(188)	1,696
Letter of credit fees	293	297	271	1,104	785
Warrant income	721	21	899	2,937	3,263
Gain on sale of loans	248	249	444	750	1,665
Bank owned life insurance	330	317	298	936	771
Other	319	2,196	1,808	3,094	3,243
Total noninterest income	5,532	6,372	6,729	19,044	18,340
Noninterest expense:
Personnel	10,790	10,725	8,639	32,148	26,128
Occupancy	713	773	691	2,227	2,082
Data processing	1,090	918	897	2,830	2,229
Furniture and equipment	769	660	589	2,131	1,850
Advertising and promotions	223	342	267	840	891
Professional fees	976	786	876	2,363	2,280
Telecommunications	246	285	283	791	866
Travel	259	292	211	717	762
FDIC assessment	393	347	349	1,145	949
Other	1,376	1,472	857	3,826	2,768
Total noninterest expense	16,835	16,600	13,659	49,018	40,805
Income before income tax expense	13,005	11,498	9,894	35,602	22,288
Income tax expense	4,253	3,447	2,926	10,951	6,845
Net income	8,752	8,051	6,968	24,651	15,443
Dividends on preferred stock	—	1	62	63	188
Net income available to common shareholders	$8,752	$8,050	$6,906	$24,588	$15,255
Earnings per share—basic	$0.31	$0.28	$0.29	$0.91	$0.65
Earnings per share—diluted	$0.29	$0.27	$0.29	$0.87	$0.64

SQUARE 1 FINANCIAL, INC.
Interim Net Interest Margin Analysis (Unaudited)

	Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Federal Reserve deposits, federal funds sold and other short-term investments	$152,008	$104	0.27%	$206,033	$137	0.27%	$111,426	$78	0.28%
Loans, net of unearned income	1,223,906	19,326	6.26	1,119,867	17,720	6.35	943,696	14,949	6.28
Nontaxable securities	248,629	3,020	4.82	233,137	2,823	4.86	220,063	2,578	4.65
Taxable securities	1,137,127	5,567	1.94	1,016,082	5,382	2.12	790,777	3,317	1.66
Total interest-earning assets	2,761,670	28,017	4.02	2,575,119	26,062	4.06	2,065,962	20,922	4.02
Less: Allowance for loan losses	(22,888)			(20,086)			(18,038)
Noninterest-earning assets	99,487			89,478			75,435
Total assets	$2,838,269			$2,644,511			$2,123,359
Interest-bearing liabilities:
Demand deposits	$87,957	18	0.08	$117,542	21	0.07	$92,500	33	0.14
Money market	765,338	115	0.06	692,727	106	0.06	641,159	131	0.08
Time deposits	27,997	16	0.22	30,133	16	0.22	28,872	17	0.23
Total interest-bearing deposits	881,292	149	0.07	840,402	143	0.07	762,531	181	0.09
FHLB advances	543	—	0.14	—	—	—	4,783	—	—
Repurchase agreements	—	—	—	—	—	—	22,525	6	—
Junior subordinated debt	—	1	—	2,236	56	10.09	6,205	159	10.10
Total interest-bearing liabilities	881,835	150	0.07	842,638	199	0.09	796,044	346	0.17
Noninterest-bearing deposits	1,652,486			1,518,640			1,138,044
Other noninterest-bearing liabilities	14,927			8,219			9,313
Total liabilities	2,549,248			2,369,497			1,943,401
Total shareholders’ equity	289,021			275,014			179,958
Total liabilities and shareholders’ equity	$2,838,269			$2,644,511			$2,123,359
Net interest income		$27,867			$25,863			$20,576
Interest rate spread			3.95%			3.97%			3.85%
Net interest margin			4.00%			4.03%			3.95%
Ratio of average interest-earning assets to average interest-bearing liabilities			313.17%			305.60%			259.53%

SQUARE 1 FINANCIAL, INC.
Interim Net Interest Margin Analysis (Unaudited)

	Nine Months Ended September 30,
	2014			2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Federal Reserve deposits, federal funds sold and other short-term investments	$155,406	$305	0.26%	$114,901	$233	0.27%
Loans, net of unearned income	1,138,097	53,448	6.28	872,873	41,575	6.37
Nontaxable securities	236,695	8,566	4.84	182,921	6,121	4.47
Taxable securities	1,019,894	15,511	2.03	757,579	9,287	1.64
Total interest-earning assets	2,550,092	77,830	4.08	1,928,274	57,216	3.97
Less: Allowance for loan losses	(20,827)			(16,503)
Noninterest-earning assets	91,419			81,373
Total assets	$2,620,684			$1,993,144
Interest-bearing liabilities:
Demand deposits	$107,276	63	0.08	$56,008	61	0.14
Money market	692,178	314	0.06	594,153	369	0.08
Time deposits	28,090	46	0.22	32,958	46	0.19
Total interest-bearing deposits	827,544	423	0.07	683,119	476	0.09
FHLB advances	842	2	0.35	9,670	24	0.34
Repurchase agreements	2,009	1	—	7,592	6	—
Junior subordinated debt	2,781	216	10.36	6,205	475	10.24
Total interest-bearing liabilities	833,176	642	0.10	706,586	981	0.19
Noninterest-bearing deposits	1,521,635			1,093,411
Other noninterest-bearing liabilities	11,470			11,828
Total liabilities	2,366,281			1,811,825
Total shareholders’ equity	254,403			181,319
Total liabilities and shareholders’ equity	$2,620,684			$1,993,144
Net interest income		$77,188			$56,235
Interest rate spread			3.98%			3.78%
Net interest margin			4.04%			3.89%
Ratio of average interest-earning assets to average interest-bearing liabilities			306.07%			272.90%

SQUARE 1 FINANCIAL, INC.
Loans and Unfunded Commitments

	September 30, 2014		June 30, 2014		September 30, 2013
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial loans:
Technology	$634,908	49.65%	$578,383	49.98%	$560,084	54.71%
Life sciences	240,375	18.80	232,042	20.05	224,321	21.91
Asset-based loans	152,282	11.91	144,133	12.45	95,481	9.33
Venture capital/private equity	159,349	12.46	121,601	10.51	85,213	8.32
SBA and USDA	33,245	2.60	35,357	3.06	19,531	1.91
Other	5,468	0.42	2,510	0.22	1,277	0.13
Total commercial loans	1,225,627	95.84	1,114,026	96.27	985,907	96.31
Real estate loans:
SBA and USDA	31,532	2.47	26,997	2.33	27,378	2.67
Total real estate loans	31,532	2.47	26,997	2.33	27,378	2.67
Construction:
SBA and USDA	2,290	0.18	1,101	0.10	1,226	0.12
Total construction loans	2,290	0.18	1,101	0.10	1,226	0.12
Credit cards	19,345	1.51	14,999	1.30	9,219	0.90
Total loans	1,278,794	100.00%	1,157,123	100.00%	1,023,730	100.00%
Less unearned income(1)	(7,337)		(5,507)		(4,893)
Total loans, net of unearned income	$1,271,457		$1,151,616		$1,018,837

Total unfunded loan commitments	$1,167,115		$1,078,788		$924,788

(1)	Unearned income consists of unearned loan fees, the discount on SBA loans and the unearned initial warrant value.

Client Investment Funds
We offer our clients alternative cash investment vehicles such as sweep accounts and investment in the Certificates of Deposit Account Registry Service (“CDARS”), the latter of which allows us to place client deposits in one or more insured depository institutions.

	September 30, 2014	June 30, 2014	September 30, 2013
Period-end:	(Dollars in thousands)
Client investment assets under management	$609,284	$245,646	$22,451
Sweep money market funds	241,274	277,848	215,080
CDARS	107,076	256,485	222,618
Total period-end client investment funds	$957,634	$779,979	$460,149

SQUARE 1 FINANCIAL, INC.
Credit Quality

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	(Dollars in thousands)
Allowance at beginning of period	$21,556	$19,094	$18,217	$18,379	$13,843
Provision for loan losses	2,500	3,150	2,850	8,614	9,340
Charge-offs:
Commercial loans:
Technology	382	332	2,988	2,548	5,932
Life sciences	1,107	409	—	1,516	—
SBA and USDA	—	—	—	518	—
Total commercial loans	1,489	741	2,988	4,582	5,932
Credit cards	—	—	—	—	—
Total charge offs	1,489	741	2,988	4,582	5,932
Recoveries:
Commercial loans:
Technology	(13)	(53)	(14)	(169)	(692)
Life sciences	(5)	—	—	(5)	—
SBA and USDA	(14)	—	—	(14)	(150)
Total commercial loans	(32)	(53)	(14)	(188)	(842)
Real estate loans:
SBA and USDA	(217)	—	—	(217)	—
Total real estate loans	(217)	—	—	(217)	—
Credit cards	—	—	—	—	—
Total recoveries	(249)	(53)	(14)	(405)	(842)
Net charge offs	$1,240	$688	$2,974	$4,177	$5,090
Allowance at end of period	$22,816	$21,556	$18,093	$22,816	$18,093

Total nonaccrual loans	$11,799	$12,280	$13,445	$11,799	$13,445

Credit Quality Ratios:
Allowance for loan losses as a percent of total loans	1.79%	1.87%	1.78%	1.79%	1.78%
Allowance for loan losses as a percent of nonperforming loans	193.38	175.54	134.56	193.38	134.56
Net charge-offs to average outstanding loans (annualized)	0.40	0.25	1.25	0.49	0.78
Nonperforming loans as a percent of total loans	0.93	1.07	1.32	0.93	1.32
Nonperforming assets as a percent of total assets	0.39	0.45	0.63	0.39	0.63

SQUARE 1 FINANCIAL, INC.
Non-GAAP Financial Measures
The information set forth in this release contains certain financial information determined by methods other than in accordance with GAAP. Generally, a non-GAAP financial measure is a numerical measure of financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. These non-GAAP financial measures for us are “efficiency ratio,” “tangible common equity to tangible assets,” “net operating income,” "net interest income," and "core banking noninterest income." Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies. The non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, financial measures presented in accordance with GAAP.
The information provided below reconciles each non-GAAP measure to its most comparable GAAP measure.

(Dollars in thousands)	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Efficiency Ratio
Noninterest expense (GAAP)	$16,835	$16,600	$13,659
Net interest taxable equivalent income	27,867	25,863	20,577
Noninterest taxable equivalent income	5,709	6,543	6,889
Less: (loss) gain on sale of securities and impairment	(235)	38	65
Adjusted operating revenue	$33,811	$32,368	$27,401
Efficiency ratio	49.79%	51.29%	49.85%
Tangible Common Equity/Tangible Assets
Total equity	$294,202	$283,696	$182,413
Less: preferred stock	—	—	4,950
Intangible assets(1)	495	597	—
Tangible common equity	$293,707	$283,099	$177,463
Total assets	$2,988,186	$2,741,524	$2,163,452
Less: intangible assets(1)	495	597	—
Tangible assets	$2,987,691	$2,740,927	$2,163,452
Tangible common equity/tangible assets	9.83%	10.33%	8.20%
Net Operating Income
GAAP income before taxes	$13,005	$11,498	$9,894
Add: (loss) gain on sale of securities and impairment	(235)	38	65
Add: tax equivalent adjustment	1,237	1,157	1,063
Non-GAAP net operating income before taxes	$14,477	$12,617	$10,892
Net Interest Income
GAAP net interest income	$26,808	$24,876	$19,674
Add: tax equivalent adjustment	1,059	987	903
Non-GAAP net interest income (fully tax equivalent basis)	$27,867	$25,863	$20,577
Core Banking Noninterest Income
GAAP noninterest income	$5,532	$6,372	$6,729
Less: net (loss) gain on securities	(235)	38	65
Warrant income	721	21	899
Gain on sale of loans	248	249	444
Bank owned life insurance	330	317	298
Other	137	2,035	1,607
Non-GAAP core banking noninterest income	$4,331	$3,712	$3,416

(1)	Does not include a loan servicing asset of $1.3 million, $1.3 million and $1.2 million at September 30, 2014, June 30, 2014, and September 30, 2013, respectively.

(Dollars in thousands)	Nine Months Ended
	September 30, 2014	September 30, 2013
Efficiency Ratio
Noninterest expense (GAAP)	$49,019	$40,805
Net interest taxable equivalent income	77,186	56,235
Noninterest taxable equivalent income	19,549	18,755
Add: (loss) gain on sale of securities and impairment	(231)	171
Adjusted operating revenue	$96,966	$74,819
Efficiency ratio	50.55%	54.54%
Tangible Common Equity/Tangible Assets
Total equity	$294,202	$182,413
Less: preferred stock	—	4,950
Intangible assets(1)	495	—
Tangible common equity	$293,707	$177,463
Total assets	$2,988,186	$2,163,452
Less: intangible assets(1)	495	—
Tangible assets	$2,987,691	$2,163,452
Tangible common equity/tangible assets	9.83%	8.20%
Net Operating Income
GAAP income before taxes	$35,600	$22,286
Add: (loss) gain on sale of securities and impairment	(231)	171
Add: tax equivalent adjustment	3,503	2,558
Non-GAAP net operating income before taxes	$39,334	$24,673
Net Interest Income
GAAP net interest income	$74,190	$54,093
Add: tax equivalent adjustment	2,996	2,142
Non-GAAP net interest income (fully tax equivalent basis)	$77,186	$56,235
Core Banking Noninterest Income
GAAP noninterest income	$19,044	$18,340
Less: net (loss) gain on securities	(231)	171
Warrant income	2,937	3,263
Gain on sale of loans	750	1,665
Bank owned life insurance	936	771
Other	2,573	2,739
Non-GAAP core banking noninterest income	$12,079	$9,731

(1)	Does not include a loan servicing asset of $1.3 million and $1.2 million at September 30, 2014 and September 30, 2013, respectively.